Southwest Bancorp, Inc.

Exhibit 10.20 to Form 10-K for the Fiscal Year Ended December 31, 2011

Confidential treatment has been requested under the Freedom of Information Act (5 U.S.C. §552) (“FOIA”), §24(b) of the Securities Exchange Act or 1934, as amended (the “Exchange Act”) and Rule 24b-2 (17 CFR 24b-2) under the Exchange Act with respect to information contained in the [*****] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission except as otherwise allowed.

LOAN AND REAL ESTATE SALE AGREEMENT

SOUTHWEST BANCORP, INC.

as Seller

and

SW LOAN PORTFOLIO HOLDINGS, L.P.

as Purchaser

Dated December 1, 2011

i

Article Nine Conditions to Obligation to Close		18

9.01.	Conditionsto Obligation of Purchaser	18
9.02.	Conditionsto Obligation of Seller	19

Article Ten Remedies for Breaches of this Agreement		20

10.01.	Remedy for Breach of Asset-Specific Representations	20
10.02.	Notice Date	20
10.03.	Indemnification Provision for Benefit of Seller	20
10.04.	Attorneys’ Fees and Expenses	21
10.05.	Survival	21

Article Eleven Termination		21

11.01.	Termination of Agreement	21
11.02.	Effect of Termination	21

Article Twelve Miscellaneous		22

12.01.	Further Actions	22
12.02.	Press Release and Public Announcements	22
12.03.	No Third-Party Beneficiaries	22
12.04.	Entire Agreement	22
12.05.	Succession and Assignment	22
12.06.	Counterparts	23
12.07.	Headings	23
12.08.	Notices	23
12.09.	Governing Law	24
12.10.	Jurisdiction; Venue; Process	24
12.11.	Mutual Waiver of Jury Trial	24
12.12.	Amendments and Waivers	24
12.13.	Severability	24
12.14.	Expenses	25
12.15.	Construction	25
12.16.	Incorporation of Exhibits, Schedules and the Addendum	25
12.17.	Specific Performance	25
12.18.	Confidentiality	25

Schedules:

A	[*****]
B	Loan Schedule
4.01(a)	Ownership
4.01(b)	Liens
4.01(c)	Enforceability
4.01(f)	No Defense by Obligors
4.01(h)	Accuracy of Loan Schedules; Disbursements; Future Advances
4.01(j)	Loan Collateral
4.01(k)	Escrow Accounts
4.01(m)	Loan File
4.01(o)	Litigation
4.01(p)	Condemnation
4.01(q)	Damage to Mortgaged Property
5.01(a)	Title (Real Estate)
5.01(b)	Liens (Real Estate)
5.01(c)	Condemnation (Real Estate)

ii

5.01(d)	Damage to Real Estate
5.01(e)	Environmental Defects (Real Estate)
5.01(f)	Litigation (Real Estate)
RE	Real Estate Schedule

Exhibits:

A	Form of Assignment and Bill of Sale
B	Form of Assignment of Mortgage
C	Form of Endorsement
D	Form of Notice of Assignment
E	Form of [*****]Deed
F	Form of Deed [*****]
G	Form of [*****]Deed

iii

LOAN AND REAL ESTATE SALE AGREEMENT

This Loan and Real Estate Sale Agreement is made and entered into as of December 1, 2011, by and between Southwest Bancorp, Inc., an Oklahoma corporation (“Seller”), and SW Loan Portfolio Holdings, L.P, a Delaware limited partnership (“Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

PRELIMINARY STATEMENT

This Agreement contemplates a transaction in which Purchaser will purchase from Seller and certain of its wholly-owned subsidiaries, and Seller and certain of its wholly-owned subsidiaries will sell to Purchaser, all of the Loans and Real Estate referred to below, all as more particularly set forth herein.

AGREEMENT

Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE ONE

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated:

“Addendum” has the meaning set forth in Section 12.16.

“Affiliate” means any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Loan and Real Estate Sale Agreement including, without limitation, all schedules, exhibits and attachments to this Loan and Real Estate Sale Agreement.

“Asset Value” means for any Asset, the amount set forth for such Asset on Schedule A.

“Assets” means the Loans and the Real Estate.

“Assignment and Bill of Sale” means an assignment and bill of sale substantially in the form of Exhibit A to be executed and delivered by Seller at Closing to sell, assign and transfer to Purchaser all of the rights, title, and interests of Seller in the Loans and Loan Documents and any payments arising under the Loans and Loan Documents to Purchaser.

“Assignment of Mortgage” means an assignment of a Mortgage in substantially the form set forth on Exhibit B.

“Business Day” means any day other than a Saturday, Sunday, federal holiday or state holiday in Oklahoma, or other day on which national banks or banks with offices in Oklahoma are authorized or required to be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.

“Claim” means any claim, Liability, proof of claim (including, without limitation, a proof of claim filed in bankruptcy proceedings), demand, complaint, summons, legal, equitable or administrative action, suit, investigation or proceeding of any nature, chose in action, damage, judgment, order, injunction, decree, penalty or fine, and all losses, costs and expenses relating to the foregoing (including, without limitation, attorney’s fees an expenses).

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Closing Documents” means all documents that under the terms of this Agreement are required to be delivered by Seller or Purchaser at Closing.

“Cut-Off Date” means October 31, 2011.

“Earnest Money Deposit” has the meaning set forth in Section 2.01.

“Endorsement” means an endorsement stamp in substantially the form of Exhibit C, containing an original signature of Seller.

“Environmental Defect” means, (a) with respect to any Loan, the presence of any amount of Hazardous Materials at the Mortgaged Property, the cost of remediation imposed on Purchaser by governmental agencies with jurisdiction over the Mortgaged Property of which exceeds five percent (5%) of the Asset Value of the Loan and (b) with respect to any item of Real Estate, the presence of any amount of Hazardous Materials at the Real Estate, the cost of remediation imposed on Purchaser by governmental agencies with jurisdiction over the Real Estate of which exceeds five percent (5%) of the Asset Value of the Real Estate.

“Escrow Account” means undisbursed cash escrowed with Seller or any third party by an Obligor pursuant to the relevant Loan Documents for payment of taxes, insurance premiums, regularly scheduled payments of principal or interest, capital improvements, leasing commissions, tenant improvements, rollover costs or other charges specified in the Loan Documents, including holdback, suspense, cash collateral or similar accounts and uses.

“Escrow Agent” has the meaning set forth in Section 2.01.

“Hazardous Materials” means (a) those substances included with the definitions of any one or more of the terms “hazardous substances,” “hazardous materials,” “hazardous waste” and “toxic substances” in CERCLA, RCRA, and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq., and in the regulations promulgated pursuant thereto; (b) those substances listed in the United States Department of Transportation Table (49 CFR

Section 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 CFR Section 302 and amendments thereto) as hazardous substances; (c) solid waste or hazardous waste as defined by the Environmental Protection Agency regulations at 40 CFR §261; (d) such other substances, materials and wastes that are or become regulated under applicable local, state or federal laws, or that are classified as hazardous or toxic under federal, state or local laws or regulations; and (e) any materials, wastes or substances that are within the definition of “hazardous substance” set forth in Section 311 of the Clean Water Act (33 U.S.C. Section 1321), or designated as “toxic pollutants” subject to Chapter 26 of the Clean Water Act pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317).

“Interim Period” means the period of time commencing on and including the Cut-Off Date and up to but not including the Closing Date.

“Knowledge” means the actual knowledge of Brent Bates, Senior Vice President of The Stillwater National Bank and Trust Company, and Priscilla Barnes, Chief Credit Officer of The Stillwater National Bank and Trust Company without investigation or inquiry.

“Legal Requirement” means any law, statute, ordinance, code, rule, regulation, order, injunction or decree of any governmental entity (or any independent agency or political subdivision thereof) or any court with appropriate jurisdiction.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Litigation Matters” means all matters pending in any forum that are related to the Assets or arose out of or as the result of any of the Loans including, but not limited to, all arbitrations, mediations, and judicial proceedings in any local, county, state or federal court (including any bankruptcy courts) whether or not Seller is a party to or has or has not entered a notice of appearance in such matters.

“Loan” means a loan described in the Loan Schedule and includes (a) the obligations evidenced by each Note, any promissory note renewed by a Note, and any promissory note renewing any Note, and any other indebtedness evidenced by the other Loan Documents (b) all rights, powers, and interests of Seller or the applicable Seller Party in or under the Loan Collateral, the Escrow Accounts, the Loan Documents, the Loan File and any judgments founded upon a Note, to the extent attributable thereto and any lien arising therefrom, and (c) the proprietary interest of Seller or the applicable Seller Party in any litigation (including, without limitation, any foreclosure) or bankruptcy to which Seller or the applicable Seller Party is a party or claimant.

“Loan Collateral” means any real property, machinery, equipment, fixtures and furnishings, inventory, cash, certificates of deposit, securities, leases, guaranties, contract rights, receivables, letters of credit, assignment of life insurance policies, and all other property, real or personal, tangible or intangible, new or used, securing a Loan.

“Loan Documents” means, with respect to each Loan, the Note, copies of any Security Instruments related thereto, and copies of assignments and endorsements of the foregoing to Seller or the applicable Seller Party.

“Loan File” means, with respect to each Loan, all documents and correspondence relating to the origination and servicing of the Loan, including the original Note and copies of any other Loan Documents.

“Loan Group” means a group of two or more Loans, all of which either (a) are secured by all or part of the same Loan Collateral, (b) are interrelated by the fact that a default under one results in a default under one or more of the others, or (c) have the same Obligors.

“Loan Schedule” means the loan schedule attached hereto as Schedule B setting forth as of the Cut-Off Date the following information concerning each Loan:

(a)	owner of the Loan;

(b)	name of each Obligor;

(c)	interest rate in effect;

(d)	stated maturity date;

(e)	Principal Balance as of the Cut-Off Date;

(f)	whether the Loan is part of a Loan Group; and

(g)	whether the Loan is a Participated Loan.

“Material” or “Materially” means in the case of the breach of any representation or warranty set forth in Article 4 or 5, a breach as to which Purchaser or Seller reasonably can demonstrate that the total of: (i) the cost or aggregate cost to cure or remediate such breach, plus (ii) the diminution in value of the Asset as a result thereof, exceeds five percent (5%) of the Asset Value of the particular Asset.

“Mortgage” means, with respect to each Loan, a mortgage, deed of trust, assignment of rents or leases or other instrument creating or evidencing a lien or security interest in or to any Mortgaged Property that secures such Loan.

“Mortgaged Property” means, with respect to each Loan, any real property (excluding fixtures covered by a Security Instrument other than a mortgage) securing such Loan.

“Note” means the original executed promissory note evidencing the indebtedness of an Obligor under a Loan, together with the original of any allonge, rider, addendum or amendment thereto and any assignments thereof.

“Notice of Assignment” means a notice of assignment substantially in the form of Exhibit D to be executed and delivered by Seller at Closing to notify each Obligor under a Loan of the assignment of the Loan to Purchaser and where to make payments under a Loan.

“Obligor” means a borrower, mortgagor or guarantor under a Loan or any other Person who owes payments or provides security under a Loan.

“Obligor Information” has the meaning given in Section 8.06.

“Party” has the meaning set forth in the preface above.

“Participated Loans” means those Loans designated as Participated Loans on the Loan Schedule.

“Permitted Exceptions” means ad valorem taxes for the current year, prior mineral reservations and conveyances and any other exceptions, restrictions, easements, rights of way and encumbrances customarily found with respect to commercial property and which do not materially and adversely affect the value or present use of the particular item of Real Estate, but specifically excludes any material deed of trust or mechanic’s, tax, judgment or other lien, monetary encumbrance or security interest.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Principal Balance” means, as of any date of determination, the then unpaid principal balance of a Loan.

“Prior Notes” has the meaning set forth in Section 2.09(a)(i).

“Purchase Price” has the meaning set forth in Section 2.03.

“Purchaser” has the meaning set forth in the preface above.

“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901, et seq.

“Real Estate” has the meaning set forth in the Addendum.

“Security Instruments” means, with respect to each Loan, any loan agreement, subordination or intercreditor agreement, Mortgage, assignment of leases and rents, security agreement, guaranty, letter of credit, assignment of life insurance policies, title insurance policy, casualty insurance policy, or other agreement or instrument executed by an Obligor in favor of, or assigned to, Seller as security for such Loan.

“Seller” has the meaning set forth in the preface above.

“Seller Parties” means the wholly owned, direct or indirect Subsidiaries of Seller that own any of the Assets.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

ARTICLE TWO

PURCHASE AND SALE OF ASSETS

2.01. Purchase and Sale; Earnest Money Deposit.

(a) On and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller and the Seller Parties, and Seller agrees to, and agrees to cause each of the Seller Parties to, sell to Purchaser, all right, title and interest of Seller or the Seller Parties, as applicable, in and to the Assets for the Purchase Price.

(b) Concurrently with the execution and delivery of this Agreement, Purchaser shall, pursuant to the wiring instructions provided by Seller on the date hereof, wire transfer, in immediately available funds, an amount equal to [*****] percent ([*****]%) of the Purchase Price as an earnest money deposit (the “Earnest Money Deposit”), which shall be held by [*****], a national banking association (“Escrow Agent”), in an FDIC-insured non-interest bearing deposit account maintained by and at Escrow Agent, pursuant to and in accordance with the Escrow Agreement entered into between Buyer, Seller and the Escrow Agent, dated as of December 1, 2011.

2.02. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of McAfee & Taft A Professional Corporation located at 211 N. Robinson Avenue, Oklahoma City, Oklahoma, commencing at 9:00 a.m. local time on December 13, 2011, or at such other place, date or time as the Parties may mutually agree (the “Closing Date”); provided, however, with respect to the Asset identified as REO no. 11 on Schedule RE, the Closing Date shall be December 12, 2011, in the amount of the Asset Value for such Asset as reflected on Schedule A, and the Purchase Price shall be adjusted accordingly.

2.03. Purchase Price. The purchase price shall be $[*****] (the “Purchase Price”). The Purchase Price, subject to the adjustments and credits described in Sections 2.05 and 2.06 and Section 2 of the Addendum, shall be payable on the Closing Date by wire transfer of immediately available funds to an account designated by Seller at least one Business Day prior to the Closing Date.

2.04. Consents. Seller shall have the right to remove any Loan from the Loan Schedule if, using commercially reasonable efforts, it is unable to obtain any consent, amendment or waiver from any Person that Seller shall deem necessary to permit it to transfer the Loan to Purchaser. If a Loan is removed from the Loan Schedule pursuant to this Section 2.04, the purchase price shall be adjusted as set forth in Section 2.05.

2.05. Adjustment to Purchase Price. If any Asset is removed from the Loan Schedule by Seller pursuant to Section 2.04 or is not purchased by Purchaser pursuant to Article X, Section 2.02, or Section 9.01(b), the Purchase Price shall be reduced in an amount equal to the Asset Value of the Asset.

2.06. Post Cut-Off Date Payments and Advances.

(a) Payments on Loans. At the Closing, Seller shall credit to the Purchase Price all payments of principal and interest (inclusive of any prepayment premium or penalty collected), and all other payments received by Seller with respect to the Loans during the Interim Period, whether such payments relate to periods prior to or after the Cut-Off Date. Purchaser shall be entitled to all payments received on the Loans (of any kind or nature and including, without limitation, servicing fees paid by an Obligor) after the Interim Period, whether in relation to periods prior to or after the Closing Date. Payments received by Seller on the Loans after the Interim Period shall be promptly delivered to Purchaser or the Purchaser’s designee.

(b) Advances. At the Closing, Purchaser shall pay to Seller the entire amount of all advances by Seller required by any of the Loan Documents to be made during the Interim Period or advanced by Seller during the Interim Period with the written consent of Purchaser.

2.07. Escrow Accounts. At the Closing, Seller shall transfer the positive balances of the Escrow Accounts to Purchaser by wire transfer of immediately available funds, and Purchaser shall assume and be solely responsible for all obligations as escrow agent for such funds and as otherwise required by the Loan Documents on and after the Closing Date and Seller shall notify any applicable deposit bank of such transfer to Purchaser and reasonably cooperate with Purchaser to effectuate such transfer.

2.08. Post-Closing Adjustments. If any adjustment or credit to the Purchase Price required by this Agreement could not be precisely determined on the Closing Date, either Party may deliver to the other a certified statement with appropriate documentation within 60 days of the Closing Date requesting a post-closing adjustment to the Purchase Price, and an adjustment payment shall be made within five business days of delivery of such statement. If the parties disagree about the requested adjustment, they shall negotiate in good faith to determine the amount of the adjustment. If an agreement is not reached within 30 days, the matter shall be submitted to a mutually agreeable firm of certified public accountants for final determination.

2.09.	Deliveries at Closing With Respect to the Assets.

(a) At Closing, Seller shall execute and deliver to Purchaser with respect to each Loan:

(i) the original Note and all Prior Notes (as defined below) stamped with a duly executed Endorsement (which shall reflect Seller or a Seller Party as the payee thereof or clear title and ownership thereof through endorsement to Seller or a Seller Party, if applicable) or, if the original is not available, a duly executed lost note affidavit (together with a copy of the lost Note) in a form reasonably acceptable to Purchaser (the “Lost Note Affidavit”); as used herein, the phrase “Prior Notes” shall mean the original (or copies, if originals are not available) of each promissory note payable to Seller or Seller Parties relating to a Loan and predating the most recent Note relating to such Loan.

(ii) originals (or copies, if originals are not available) of the Loan Documents and Loan Files;

(iii) an Assignment and Bill of Sale;

(iv) an Assignment of Mortgage (which shall list all mortgages unto Seller or Seller Parties relating to a Loan and predating the most recent Mortgage relating to such Loan, including Mortgages unto Seller or Seller Parties reflected on existing Loan or Mortgagee Title Policies, or updates thereto, as being either superior or inferior liens to the most recent Mortgage; provided, however, at Purchaser’s election, Seller or Seller Parties shall execute, deliver and record full Releases of Liens for same), as applicable, along with an assignment of any assignments of leases and rents, UCC-3 assignment instruments with respect to all UCC-1 financing statements, assignments of any judgments, and assignments of any bankruptcy claims as applicable for each Loan;

(v) a Notice of Assignment; and

(vi) such other documents as are customarily delivered by assignors of similar loans and which have been reasonably requested by Purchaser, including a closing statement, and a certification as to representations and warranties as of the Closing, including an updated Schedule B dated the Closing Date.

(b) At Closing, or in the case of (ii) below as soon as reasonably practicable following Closing, Seller shall execute and deliver to Purchaser with respect to each item of Real Estate:

(i) an executed [*****] deed, for all States other than Texas and Colorado (and for Texas, a Deed [*****]; and for Colorado, a [*****] Deed) (in each case, subject only to the Permitted Exceptions) in substantially the forms set forth on Exhibits E, F and G, respectively, conveying the Real Estate to Purchaser, along with a bill of sale; assignment of leases; tenant notice letters, and a certificate of non-foreign status for each Seller and Seller Party as applicable for each Real Estate;

(ii) each of the documents described in Sections 2.09(a)(i)-(vi) with respect to the underlying Loan Documents for any Real Estate acquired by Seller through a deed in lieu of foreclosure, including all rights to any deficiency claims against the Obligor; and

(iii) such other documents reasonably requested by Purchaser to convey title to the Real Estate to Purchaser, including a closing statement, a certification as to representations and warranties as of the Closing, and an owner’s affidavit as applicable for each Real Estate.

2.10. Transfer and Recordation Fees and Taxes; Other Costs. Purchaser shall pay all transfer, filing and recording fees and taxes, costs and expenses, and all state, county or city documentary taxes, if any, relating to the filing or recording of any Loan Document, the assignment of any Loan Document or the transfer of any Real Estate in accordance with all Legal Requirements. Seller shall, and shall cause the Seller Parties to, execute such forms to the extent required by Legal Requirements. Purchaser shall pay all title insurance costs (including the premiums for an owner’s policy if Purchaser chooses to obtain such insurance).

2.11. Delivery of Files. Purchaser shall take delivery of all Loan Files on the Closing Date. After Closing, Seller shall have no responsibility for the safekeeping of the Loan Files and all risk of loss or damage with respect to such files shall be borne by Purchaser. All expenses incurred with respect to the shipment of such files to Purchaser or Purchaser’s agent shall be paid by Purchaser. Purchaser agrees to abide by all Legal Requirements regarding the preservation and maintenance of all Loan Documents and records relating to the Loan, including but not limited to the length of time such documents and records are to be retained under any applicable Legal Requirements and the retention policies of Purchaser. After delivery of the Loan Files to Purchaser, Seller may continue to use, inspect and make extracts from or copies of such files, to the extent available, in each case upon Seller’s reasonable notice to Purchaser and at Seller’s expense.

2.12. Notices to Obligors. At Closing, Seller shall, or shall cause the Seller Parties to, execute and deliver to Purchaser a Notice of Assignment to each Obligor at the most recent address identified in Seller’s records. At or promptly following Closing, Purchaser shall, at its expense, transmit such Notice of Assignment to the Obligors by first class U.S. Mail at their current or last known address of record and otherwise in conformity with all Legal Requirements.

2.13. Participated Loans. At the Closing, Purchaser shall assume all rights and obligations (first accruing from and after the Closing Date) of Seller as lead lender for each Participated Loan. Purchaser shall execute and deliver such documents as Seller may reasonably request to effect the assignment and assumption of such rights and obligations as lead lender for each Participated Loan.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

3.01. Representations and Warranties of Seller. Seller represents and warrants to Purchaser that the statements contained in this Section 3.01 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.01).

(a) Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. Each of the Seller Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Seller Parties. Each of the Seller Parties is a wholly-owned, direct or indirect Subsidiary of Seller.

(c) Authority. Seller has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under, this Agreement and all Closing Documents, and to consummate the transactions contemplated hereby and thereby. Each of the Seller Parties has taken all necessary action to authorize the execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under all Closing Documents to which it is a party and to consummate the transactions contemplated thereby.

(d) Enforceability. Upon the due execution and delivery thereof, this Agreement, all Closing Documents and all the obligations of Seller hereunder and thereunder will be the legal, valid and binding obligations of Seller or the Seller Parties, as applicable, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) No Conflict; Consents. Neither Seller’s execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with any provision of any Legal Requirement to which Seller or any of the Seller Parties is subject, nor conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement to which Seller or any of the Seller Parties is a party or by which it is bound. Seller and the Seller Parties have obtained all consents, approvals, authorizations and orders of any court or governmental agency or body required for its execution, delivery and performance of this Agreement and the Closing Documents.

(f) Pending Legal Action. There is no action, suit or proceeding pending against Seller in any court or by or before any other governmental agency or instrumentality which if determined adversely to Seller or any of the Seller Parties would materially and adversely affect the ability of Seller to carry out the transactions contemplated by this Agreement.

(g) Brokers’ Fees. None of Seller or any of the Seller Parties has any agreement, liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

3.02. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that the statements contained in this Section 3.02 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.02).

(a) Organization. Purchaser is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b) Authority. Purchaser has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under, this Agreement and all Closing Documents, and to consummate the transactions contemplated hereby and thereby.

(c) Enforceability. This Agreement, all Closing Documents and all the obligations of Purchaser hereunder and thereunder are the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) No Conflict; Consents. Neither Purchaser’s execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with any provision of any Legal Requirement to which Purchaser is subject, nor conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement to which Purchaser is a party or by which it is bound. Purchaser has obtained all consents, approvals, authorizations and orders of any court or governmental agency or body required for its execution, delivery and performance of this Agreement.

(e) Pending Legal Action. There is no action, suit or proceeding pending against Purchaser in any court or by or before any other governmental agency or instrumentality which if determined adversely to Purchaser would materially and adversely affect the ability of Purchaser to carry out the transactions contemplated by this Agreement.

(f) Broker’s Fees; Financing. Purchaser does not have any agreement, liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated. Purchaser acknowledges that its obligations under this Agreement are not conditioned upon or qualified by the ability of Purchaser to obtain any debt or equity financing of any nature.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES CONCERNING THE LOANS

4.01. Representations and Warranties Concerning the Loans. Except as set forth in the Loan Schedule, Seller represents and warrants to Purchaser with respect to each Loan that the statements contained in this Section 4.01 are correct and complete as of the date of this Agreement.

(a) Ownership. Seller or a Seller Party, as applicable, is the sole legal and beneficial owner and holder of all rights, title and interest in and to the Loan. Seller or the applicable Seller Party has full right and authority to sell, assign and transfer each Loan without the consent of any Person, except for consents that have or will be obtained on or before the Closing Date with respect to the Loans set forth on Schedule 4.01(a) attached hereto (which contains a true, correct and complete list of each non-participated Loan requiring consent of a third party to transfer the Loan to Purchaser).

(b) Liens. The interest of Seller or the applicable Seller Party in the Loan is free and clear of any and all liens, encumbrances, security interests, assignments, participation (except as shown on the Loan Schedule), syndication, pledges or charges of any kind or nature whatsoever. Except as set forth on Schedule 4.01(b), upon assignment of the Loan to Purchaser, no Person other than Purchaser will have any right, title or interest in and to the Loan, including any payments made on the Loan.

(c) Enforceability. Except as set forth on Schedule 4.01(c), to the Seller’s Knowledge, each of the Loan Documents is the legal, valid and binding obligation of the Obligor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d) No Modification or Waiver. Except as evidenced by a Loan Document, Seller has not released any Obligor or waived, modified, altered, satisfied, canceled or subordinated the Loan or any Loan Documents or Loan Collateral in any respect.

(e) Compliance With Legal Requirements. To the Seller’s Knowledge, all Legal Requirements with respect to the origination and servicing of the Loan have been Materially complied with.

(f) No Defense by Obligors. Except as set forth on Schedule 4.01(f), to Seller’s Knowledge, the Loan is not subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense and no such claims have been asserted with respect to the Loan.

(g) No Cross-Collateralization. To Seller’s Knowledge, there is no other indebtedness payable by an Obligor to Seller or a Seller Party, other than as evidenced by the Loan Documents, and Seller has no outstanding letters of credit relating to any Loan. The Loan Collateral for a Loan that is not part of a Loan Group does not secure any obligation of the Seller other than the Loan. For the avoidance of doubt, the Loans are not cross-collateralized or cross defaulted with any other loan not being purchased by Purchaser pursuant to this Agreement.

(h) Accuracy of Loan Schedule; Disbursements; Future Advances. To Seller’s Knowledge, all information pertaining to the Loan set forth on the Loan Schedule is true, correct and complete as of the date thereof. Except as set forth on Schedule 4.01(h) attached hereto (which contains a true, correct and complete list of each Loan requiring future advances), to Seller’s Knowledge, the proceeds of each Loan have been fully disbursed and there is no requirement for future advances of any kind thereunder. Seller has no equity interest in any Obligor and has not consented to any subordinate liens encumbering the Mortgaged Property.

(i) Loan Balance. As of the Cut-Off Date, the Principal Balance of the Loans is as set forth on the Loan Schedule.

(j) Loan Collateral. Except as set forth on Schedule 4.01(j), the Loan is secured by a valid and enforceable lien on or security interest in the Loan Collateral.

(k) Escrow Accounts. Except as set forth on Schedule 4.01(k) or as disclosed in the Loan File, there are no Escrow Accounts related to the Loan and Seller does not collect any funds in connection with the Loan for payment of taxes, insurance or other charges.

(l) Information. The Seller has made available to Purchaser for inspection, with respect to each Loan, the Loan File (in a data room established by Stifel Nicolaus) and did not intentionally exclude documents or information from the Loan Files relating to unfunded commitments, environmental assessments prepared by third party vendors, appraisals prepared by third party vendors, or unprivileged pending litigation materials.

(m) Loan File. Except as set forth on Schedule 4.01(m), to Seller’s Knowledge, the Loan File and the documents provided by Seller to Purchaser directly or through Stifel Nicolaus contains all material Loan Documents relating to the Loan.

(n) Servicing. No Person (other than Seller or the Seller Parties) has any servicing rights related to the Loan.

(o) Litigation. Except as set forth on Schedule 4.01(o), To Seller’s Knowledge, there is no Claim outstanding, pending or threatened relating to the Loan.

(p) Condemnation. Except as set forth on Schedule 4.01(p), to Seller’s Knowledge, there is no pending or threatened condemnation or similar proceeding affecting any Mortgaged Property or any part thereof.

(q) Damage to Mortgaged Property. Except as set forth on Schedule 4.01(q), to Seller’s Knowledge, no Mortgaged Property is damaged by waste, fire, earthquake, windstorm, flood, tornado or other casualty so as to Materially affect the use for which the premises were intended.

(r) Environmental Defects. To Seller’s Knowledge, no Environmental Defect exists with respect to the Mortgaged Property that is not described in the Loan File.

(s) Original Notes. Seller is in possession of each original Note excluding, in some cases, any Prior Notes, in which case Seller is in possession of copies.

4.02. Limitations. Notwithstanding anything to the contrary in this Agreement, Seller does not make any representations or warranties as to the adequacy of collateral or collectability of any Loans. Except as expressly set forth in this Agreement, Purchaser is purchasing the Loans without recourse or any representation or warranty whatsoever, whether express or implied.

ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES CONCERNING THE REAL ESTATE

5.01. Representations and Warranties Concerning the Real Estate. Seller represents and warrants to Purchaser with respect to each item of Real Estate that the statements contained in this Section 5.01 are true, correct and complete as of the date of this Agreement.

(a) Title. Except as set forth on Schedule 5.01(a), Seller or one of the Seller Parties, as applicable, is the owner of indefeasible fee simple title to the Real Estate. Seller or the applicable Seller Party has full right and authority to sell, assign and transfer its interest in the Real Estate without the consent of any Person, except for consents that have or will be obtained on or before the Closing Date.

(b) Liens. Except as set forth on Schedule 5.01(b), Seller or the applicable Seller Party is the owner of indefeasible fee simple title to the Real Estate, free and clear of any liens, encumbrances, mortgages, pledges, charges or other security interests and subject only to the Permitted Exceptions and those exceptions accepted or waived by Purchaser.

(c) Condemnation. Except as set forth on Schedule 5.01(c), to Seller’s Knowledge, there is no pending or threatened condemnation or similar proceeding affecting the Real Estate.

(d) Damage to Real Estate. Except as set forth on Schedule 5.01(d), to Seller’s Knowledge, the Real Estate has not been damaged by waste, fire, earthquake, windstorm, flood, tornado or other casualty so as to Materially affect the use for which the premises were intended.

(e) Environmental Defects. Except as set forth on Schedule 5.01(e), to Seller’s Knowledge, no Environmental Defect exists with respect to the Real Estate.

(f) Litigation. To Seller’s Knowledge, there is no action, claim, lawsuit, litigation or proceeding pending against or with respect to the Real Estate or against Seller (which would materially adversely affect the Real Estate, or which would materially impair or otherwise materially affect the Seller’s ability to perform its obligations hereunder), no such action, claim, lawsuit, litigation or proceeding has been made or threatened.

5.02. Limitations. Except as expressly set forth in this Agreement, Purchaser is purchasing the Real Estate as-is, without any representation or warranty whatsoever, whether express or implied.

ARTICLE SIX

COVENANTS OF SELLER

6.01. Review of Loan Files. Seller will permit representatives of Purchaser to have full access to all Loan Files at all reasonable times and in a manner so as not to interfere with the normal business operations of Seller.

6.02. Changes in Schedule; Warranty Matters. Seller shall promptly notify Purchaser of (i) any changes during the Interim Period in the information set forth in the Loan Schedule and (ii) any failure of an Asset to comply with the representations and warranties set forth in Article Four or Five of which Seller obtains Knowledge prior to the Closing.

6.03. Notice of Claims. Seller shall promptly notify Purchaser of any Claims made or threatened relating to any Loan during the Interim Period of which Seller has Knowledge. This provision shall not require Seller to conduct any investigation to determine if any Claims exist.

6.04. Servicing of Loans Prior to Closing. Until Closing, Seller shall service the Loans in conformity with its existing servicing practices. Prior to Closing, Seller will not, and will not permit any third party servicer to, without the prior written consent of Purchaser, which such consent shall not be unreasonably withheld, (i) release or substitute any Loan Collateral or any Obligor, (ii) compromise or settle any Claim with respect to any Loan, (iii) initiate, complete or otherwise take any action with respect to a foreclosure of any Loan Collateral, (iv) sell or encumber, or contract to sell or encumber, or modify any Loan, or any portion thereof or interest therein, (v) extend the maturity, (vi) reduce the interest rate or principal due, (vii) modify any payment terms (principal or otherwise) or other material terms, (viii) waive any event of default, (ix) increase the commitment amount, (x) file suit for or otherwise appoint a receiver for the Collateral or Obligor, commence any legal or judicial action or proceeding relating to an Asset, Collateral or Obligor or take title to any Collateral (xi) agree to any discounted pay-off or other settlement transaction, (xii) apply any Escrow Account amounts to outstanding obligations under the Loan Documents, or (xiii) make any protective advances.

6.05. Delivery of Documents After Closing. After Closing, as soon as reasonably practicable and no later than January 15, 2012, to the extent not executed and delivered prior to Closing, Seller shall execute and deliver the documents referred to in Section 2.09 (b)(ii).

6.06. Delivery of Documents Prior to Closing. Prior to Closing, Seller shall use commercially reasonable efforts to deliver to Purchaser the documents identified on Schedule 4.01(m).

6.07. Other Actions Prior to Closing. Prior to Closing, Seller shall, or shall cause the Seller Parties to, take the actions set forth in items 1 through 5 set forth on Schedule 4.01(m).

ARTICLE SEVEN

COVENANTS OF PURCHASER

7.01. Breaches. Purchaser shall promptly notify Seller of the occurrence, or impending or threatened occurrence, of any event or conditions with would cause or constitute a breach of any of its representations or agreements contained or referred to in this Agreement and shall use its best efforts to prevent or promptly remedy the breach.

7.02. Consummation of Agreement. Purchaser shall use its commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

ARTICLE EIGHT

POST-CLOSING MATTERS

8.01. Reporting to Internal Revenue Service. Purchaser shall file with the Internal Revenue Service all forms, reports and information returns for the Loans which, pursuant to Legal Requirements, are to be filed for the portion of the calendar year 2011 occurring from and after the Cut-Off Date.

8.02. Assumption of Duties and Obligations. Effective as of the Closing Date, Purchaser assumes all of the duties and obligations of Seller under the Loan Documents on the terms provided in the relevant Loan Documents, and [*****], if any.

8.03. Further Cooperation. Seller shall, upon Purchaser’s reasonable request, execute and deliver to Purchaser such additional assignments, endorsements, financing statements and other documents as shall be required, in Purchaser’s reasonable judgment, to convey or perfect Purchaser’s right, title and interest in any of the Assets, judgments evidencing a Loan, the Notes or any other Loan Documents (including using reasonable efforts to obtain the signature of Obligor if required to correct a defective document) and such pleadings or notices of substitution necessary to substitute Purchaser for Seller in all Litigation Matters, all of which shall be prepared at Purchaser’s expense; provided, however, at Seller’s sole cost and expense, Seller shall (i) provide access to or compel Seller’s personnel, officers, employees and witnesses (including the affiant on any Lost Note Affidavit executed and delivered by Seller to Purchaser at Closing) to appear in court, depositions or otherwise when, where and as reasonably necessary, and (ii) cause such individuals to fully cooperate with Purchaser in preparing for and giving testimony and/or sworn statements (in person or by affidavit) in connection with any action which relates to the Assets and involves the absence of any original notes and/or the Loan Documents or the Lost Note Affidavits executed and delivered by Seller to Purchaser at the Closing. Purchaser shall prepare and record any such additional assignments, endorsements, financing statements, substitutions, pleadings or other documents pursuant to this Section 8.03 at Purchaser’s sole cost and expense. Purchaser shall be responsible for determining the appropriate location and records in which to file any assignments, endorsements, financing statements, substitutions, pleadings or other documents delivered pursuant to this Section 8.03.

8.04. Litigation. Seller shall be relieved of any obligation to prosecute, participate in, monitor or pay any attorney’s fees or other expenses incurred in any Litigation Matters as of the Closing Date, and Purchaser [*****] agrees to substitute itself for Seller or any Seller Party in, all Litigation Matters on or promptly after the Closing Date. Seller’s sole involvement, if any, in any Litigation Matters after the Closing Date shall be limited to providing reasonable assistance as a non-party at Purchaser’s sole cost and expense (except as provided in Section 8.03 above). Seller shall not be under any obligation to have Seller’s agent or counsel working on the Litigation Matters take any further action on behalf of Seller or Purchaser and may instruct them to cease working on the Litigation Matters as of the Closing Date. Seller may instruct Seller’s agent or counsel to notify the appropriate parties and courts of the transfer of the Litigation Matters to Purchaser, if appropriate, and to withdraw from the matter unless Purchaser shall have made all necessary arrangements to have Seller’s agent or counsel continue their involvement in the Litigation Matters on behalf of Purchaser at Purchaser’s sole cost and expense. Notwithstanding the foregoing, if Seller is made party to any Litigation Matter in any capacity, it shall have the right, but not the obligation, to retain counsel and participate fully in such Litigation Matter at Purchaser’s sole cost and expense. Seller hereby consents to its counsel representing Purchaser in all Litigation Matters. Seller shall be responsible for any and all costs and expenses incurred and accrued through and including the Cut-Off Date in connection with such proceedings and the administration and enforcement thereof, including, without limitation, any fees charged by any receiver, trustee or liquidator of any Obligor or the Collateral, whether such receiver, trustee or liquidator was appointed on or before the Cut-Off Date or after the Cut-Off Date. Purchaser shall be responsible for any and all costs and expenses incurred and accrued after the Cut-Off Date (with legal fees invoiced separately) in connection with such proceedings and the administration and enforcement thereof, including, without limitation, any fees charged by any receiver, trustee or liquidator of any Obligor or the Collateral, whether such receiver, trustee or liquidator was appointed on or before the Cut-Off Date or after the Cut-Off Date. After the Cut-Off Date, Purchaser shall have all rights that Seller might otherwise have had to be repaid for any advances made by Seller to such receivers, including any refunds for insurance premiums covered by any Protective Advances. Seller shall, no later than 60 days after the Closing Date, submit all invoices to Purchaser reflecting any costs which are the responsibility of Purchaser hereunder. If and for so long as Purchaser is prosecuting, contesting or defending against any such proceeding, Seller shall reasonably cooperate with it and its counsel in the defense or contest, make available Seller’s personnel, and provide such testimony and access to Seller’s books and records as shall be reasonably necessary in connection with the defense or contest, all at the sole cost and expense of Purchaser with respect to reasonable, out of pocket expenses incurred by Seller in connection therewith.

8.05. Collection Activity. Purchaser agrees that in attempting to collect the Loans, Purchaser will at all times comply with all federal, state and local laws, rules and regulations applicable to the conduct of such activities, including, without limitation, the requirements of the Fair Debt Collection Practices Act (15 U.S.C.§ 1692 et seq.), as amended from time to time, if applicable. Purchaser shall not misrepresent or otherwise fail to adequately disclose to any Obligor that Purchaser is the owner of the relevant Loan(s). Purchaser shall not use the name of Seller or any of Seller’s Affiliates or Subsidiaries or make any reference to such entities (other than to assert that Purchaser purchased the Loans from Seller) in any way in Purchaser’s efforts to collect the Loans, and any litigation or other enforcement action shall be in the name of Purchaser and not Seller.

8.06. Confidentiality of Obligor Information. Purchaser agrees that any and all information of or about Obligors, specifically including Obligor financial information (collectively, “Obligor Information”) shall be held in strict confidence and disclosed only to those employees or agents whose duties reasonably require access to such information. Purchaser shall use the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, disclosure or duplication of Obligor Information as Purchaser uses to protect its own confidential information, and shall comply with all applicable federal, state and local privacy laws, including, without limitation, the federal Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

8.07. The [*****] Letter of Credit. [*****]

ARTICLE NINE

CONDITIONS TO OBLIGATION TO CLOSE

9.01. Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions to be performed by it in connection with Closing is subject to satisfaction of the following conditions:

(a) The representations and warranties set forth in Section 3.01 shall be true and correct in all material respects at and as of the Closing Date;

(b) Seller shall have performed and complied with all of its covenants hereunder in all material respects through Closing; provided, however, that if Seller has not performed and complied with its covenants set forth in Section 6.07 with respect to any specific Asset, Purchaser shall not be obligated to purchase the applicable Asset referred to in items 1 through 5 of Schedule 4.01(m), but shall be obligated to consummate the transactions contemplated by this Agreement in all other respects;

(c) Except for those items listed in Section 2.09(b)(ii), Seller shall have delivered to Purchaser the items set forth in Section 2.09;

(d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal; and

(e) Seller shall have credited to the Purchase Price the amounts set forth in Section 2.06.

Purchaser may waive any condition specified in this Section 9.01 if it executes a writing so stating at or prior to the Closing; provided, however, that the payment of the Purchase Price by Purchaser at the Closing shall constitute a waiver of any condition not otherwise satisfied or waived at or prior to the Closing.

9.02. Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with Closing is subject to satisfaction of the following conditions:

(a) The representations and warranties set forth in Section 3.02 above shall be true and correct in all material respects at and as of the Closing Date;

(b) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through Closing;

(c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal; and

(d) Purchaser shall have paid the Purchase Price, subject to the amounts credited to the Purchase Price pursuant to Section 2.06; and

Seller may waive any condition specified in this Section 9.02 if it executes a writing so stating at or prior to the Closing; provided, however, that the acceptance of the Purchase Price by Seller at the Closing shall constitute a waiver of any condition not otherwise satisfied or waived at or prior to the Closing.

ARTICLE TEN

REMEDIES FOR BREACHES OF THIS AGREEMENT

10.01. Remedy for Breach of Asset-Specific Representations. Purchaser’s sole remedy for Seller’s breach of any representation or warranty in Articles 4 and 5 shall be, subject to Section 10.02, to not purchase the specific Asset to which such breach relates if the breach Materially impairs the value of the Asset and has not been cured within five Business Days following notice to Seller. If Purchaser elects not to purchase any Asset pursuant to the foregoing sentence, the Purchase Price shall be adjusted as set forth in Section 2.05. In no event shall a breach of a representation or warranty in Article 4 or 5 be used as evidence of, or deemed to constitute, bad faith, misconduct or fraud even in the event that it is shown that Seller or any Affiliates thereof, or any of its or their respective directors, employees, officers, lawyers, accountants or agents, knew or should have known of the existence of information which was inconsistent with any of the representations and warranties provided in Article 4 or 5.

10.02. Notice Date. Purchaser shall give notice of any breach of the representations or warranties of Seller in Articles 4 and 5 on or before December 2, 2011.

10.03. Indemnification Provision for Benefit of Seller. Purchaser shall indemnify, save and keep Seller, the Seller Parties and their successors and assigns harmless against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys’ and expert witness fees, sustained or incurred by Seller, the Seller Parties or their successors or assigns as a result of or arising out of or by virtue of: (i) the inaccuracy of any representation or warranty made by Purchaser to Seller in Section 3.02 of this Agreement; (ii) the breach by Purchaser of any of the covenants of this Agreement to be performed by Purchaser; (iii) any and all liabilities arising out of the acts or omissions of Purchaser in regard to any Asset, including but not limited to any “lender liability” or similar claims asserted against Seller or the Seller Parties to the extent such claims arose out of (a) actions of Purchaser or (b) events that occurred after the Closing Date, but specifically excluding any such liabilities or claims arising out of the gross negligence or willful misconduct of Seller; (iv) any amount owed to attorneys or other persons for services provided to Purchaser or its successors in interest with respect to any Asset; (v) after the Closing Date, [*****], if any, [*****]; or (vi) any breach by Purchaser of any of Seller’s obligations under any Loan or Loan Document after the Closing Date. The foregoing notwithstanding, the Purchaser shall not indemnify Seller or any of the Seller Parties for any Claims or liabilities arising out of the tortious or unlawful acts or omissions or the gross negligence or willful misconduct of Seller in regard to any Asset prior to the Closing Date, including, but not limited to any “lender liability” or similar claims asserted against Seller or the Seller Parties to the extent such claims arose out of actions of the Seller prior to the Closing Date, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

10.04. Attorneys’ Fees and Expenses. In the event either Party breaches this Agreement, the non-breaching Party shall be entitled to recover its reasonable legal fees and expenses incurred in pursuing its remedies for such breach in addition to other remedies to which it is entitled.

10.05. Survival. Except for (i) the representations and warranties of Seller set forth in Sections [*****], which shall survive for six months following the Closing Date, and (ii) covenants of the Parties, including the covenants set forth in Article 8 and Sections 10.03 and 10.04 of this Agreement, that expressly require performance following the Closing, none of the representations, warranties and covenants of the Parties in this Agreement or any of the Closing Documents shall survive the Closing.

ARTICLE ELEVEN

TERMINATION

11.01. Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to Closing;

(b) Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to Closing if (i) Seller has breached any representation (other than any representation contained in Articles 4 and 5), warranty, or covenant contained in this Agreement in any material respect, (ii) Purchaser has notified Seller of the breach, and (iii) the breach has continued without cure for a period of 10 days after the notice of breach;

(c) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to Closing if (i) Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, (ii) Seller has notified Purchaser of the breach, and (iii) the breach has continued without cure for a period of 10 days after the notice of the breach;

(d) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing if Purchaser elects pursuant to Section 10.01 not to purchase Assets having an aggregate Asset Value exceeding 5% of the Purchase Price prior to any credits or adjustments thereto.

11.02. Effect of Termination. If any Party terminates this Agreement pursuant to Section 11.01 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

ARTICLE TWELVE

MISCELLANEOUS

12.01. Further Actions. If after Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

12.02. Press Release and Public Announcements. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party, except as may be required by Legal Requirements. Each Party, or any of its Affiliates, may make any public disclosure they believe in good faith is required by Legal Requirements or any listing or trading agreement concerning their publicly-traded securities (in which case such Party will use its reasonable best efforts to advise the other Party prior to the disclosure). Purchaser may provide general information concerning this transaction in connection with its solicitation of opportunities to acquire similar assets from similarly situated sellers.

12.03. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

12.04. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

12.05. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other party: provided, however, that Purchaser may, without Seller’s approval (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

12.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile, “.pdf,” or other electronic transmission of a signed counterpart to this Agreement shall be sufficient to bind the party or parties whose signatures appear thereon.

12.07. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.08. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

Southwest Bancorp, Inc.

c/o The Stillwater National Bank and Trust Company

6301 Waterford Boulevard, Suite 407

Oklahoma City, OK 73118

Attention: Brent Bates, Senior Vice President

With a copy to:

McAfee & Taft A Professional Corporation

211 N. Robinson

Two Leadership Square, Tenth Floor

Oklahoma City, OK 73102

Attention: Rusty LaForge

If to Purchaser:

[*****]

[*****]

Attention: [*****]

With a copy to:

[*****]

[*****]

[*****]

Attn: [*****]

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

12.09. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oklahoma without giving effect to any choice or conflict of law, provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma.

12.10. Jurisdiction; Venue; Process. The Parties agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any federal or state court located in Oklahoma County, Oklahoma. By execution and delivery of this Agreement, the Parties irrevocably submit to the jurisdiction of such courts for themselves and in respect of their property with respect to such action. The Parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The Parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

12.11. Mutual Waiver of Jury Trial. The Parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement or any documents related hereto.

12.12. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.13. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

12.14. Expenses. Regardless of whether Closing occurs, each Party shall be responsible for the payment of all costs and expenses incurred by it in negotiating and performing its obligations under this Agreement and the transactions contemplated hereby, including, without limitation, the costs of its due diligence providers, counsel, accountants and consultants.

12.15. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

12.16. Incorporation of Exhibits, Schedules and the Addendum. The exhibits, schedules and the Addendum attached hereto (the “Addendum”) identified in this Agreement are incorporated herein by reference and made a part hereof.

12.17. Specific Performance. Each of the Parties acknowledge and agree that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Party and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

12.18. Confidentiality. All information disclosed or furnished by one party to another, whether orally or in writing, in connection with this Agreement and Purchaser’s due diligence examination of Seller shall be deemed to be proprietary and confidential information of the disclosing party. The receiving party agrees not to disclose such information to any third party other than its representatives or employees or, as necessary, to applicable regulatory agencies, or as otherwise contemplated in this Agreement or the exhibits and schedules hereto. Regardless of whether closing occurs hereunder, each party agrees that it shall not use the proprietary or confidential information of the other party for the purpose of soliciting customers of the other party. Except with respect to disclosures to Stifel Nicolaus, Purchaser and Seller agree to maintain the terms of this Agreement and all negotiations relating to the subject matter of this Agreement as confidential between the parties. The provisions of this paragraph shall survive the Closing hereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PURCHASER:

SW LOAN PORTFOLIO HOLDINGS, L.P., a Delaware limited partnership

By:
Name:	[*****]
Title:	Vice President

SELLER:

SOUTHWEST BANCORP, INC.

By:
Name:	[*****]
Title:	Senior Vice President

SIGNATURE PAGE TO LOAN AND REAL ESTATE SALE AGREEMENT

By:

Addendum

This Addendum is attached to and made a part of that certain Loan and Real Estate Sale Agreement (the “Agreement”) by and between Southwest Bancorp, Inc (collectively, “Seller”), and SW Loan Portfolio Holdings, L.P. (“Purchaser”) relating to the Real Estate, and shall supplement the Agreement as more particularly described herein. In the event of conflict or inconsistency between the terms of this Addendum and the Agreement, the terms of this Addendum shall govern and control. All capitalized terms and phrases shall have the meanings ascribed to them in the Agreement unless otherwise defined in this Addendum.

1. Real Estate. For purposes of the Agreement, the phrase “Real Estate” shall mean and include all rights and appurtenances pertaining to such real property as described in Schedule RE, including, without limitation, all right, title and interest of Seller in and to: (i) all development rights, air rights, water rights and mineral rights and interests (unless specifically listed as a Permitted Exception) pertaining to such land, (ii) all furniture, fixtures, equipment, machines, apparatus, supplies and personal property of every nature and description and all replacements thereof now owned by Seller and located in or on the Land and the Improvements, any and all intangible personal property related to the Land and the Improvements, including, without limitation, all trade names and trademarks associated with the Land and the Improvements, the plans and specifications and other architectural and engineering drawings and environmental reports for the Land and the Improvements, all warranties, guarantees, indemnities and claims (the “Warranties”), contract rights related to the construction, operation and ownership of the Land and the Improvements, development rights, utility capacity, governmental approvals, and all licenses, permits and other items of tangible and intangible personal property (including any trademark or trade name used in connection with the Land or the Improvements) situated upon or used in connection with the Land or the Improvements (collectively, the “Personal Property”), (iii) the leases covering the Land and the Improvements (and all amendments, assignments and guarantees relating thereto) (collectively, the “Leases”; the tenants under the Lease are defined as the “Tenants”), and all security, advance rental and other deposits made under the Lease, (viii) all of the agreements between Seller and a third party pursuant to which such third party provides goods or services to or with respect to the Real Estate and all amendments thereto (the “Service Contracts”) (except to the extent required to be terminated pursuant to the terms of this Addendum) and the Warranties relating to the Land, the Improvements and/or the Personal Property listed.

2. Prorations. The following items shall be prorated between Seller and Purchaser (with Purchaser deemed to be holding title as of the Closing Date):

(a) All ad valorem and other real estate taxes with respect to the Real Estate (collectively, the “Taxes”) shall be prorated as of 12:01 a.m. on the Closing Date. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of the Taxes shall be made upon the basis of the tax rate for the immediately preceding tax year applied to the latest assessed valuation of the Real Estate.

(b) All rent and other amounts payable under the Leases shall be prorated as of 12:01 a.m. on the Closing Date. Seller shall be charged with and Purchaser shall receive a credit against the Purchase Price for (i) any rent and other amounts collected by Seller prior to the Closing Date, but applicable to any period after the Closing Date and (ii) any security deposits identified in the Leases and prepaid rents received by Seller under the Leases. Rent is deemed to be delinquent when payment thereof is due on or prior to Closing but has not been made by Closing.

(c) All other income and operating expenses of the Real Estate, including, without limitation, public utility charges, maintenance, management, and other service charges, and all other normal operating charges shall be prorated as of midnight on the day before the Closing Date based upon the best available information (it being understood that, unless otherwise indicated, Seller shall pay all amounts due with respect to the Real Estate that accrue prior to the Closing Date).

(1)

3. Covenants and Agreements of Seller. Seller covenants and agrees with Purchaser that from the Effective Date until the Closing Date:

(a) From and after the date hereof until the Closing Date, Seller shall continue the operation of the Real Estate as presently operated and in accordance with prudent business practices, and maintain the Real Estate in its present condition, ordinary wear and tear excepted. Seller agrees to pay, as and when due, all costs and expenses which have accrued prior to the Closing Date with respect to or otherwise affecting the Real Estate.

(b) Seller shall notify Purchaser of any litigation, arbitration, administrative hearing or condemnation proceeding before any court or governmental agency concerning or affecting the Real Estate which is instituted or threatened after the date hereof.

(c) Seller shall not enter into any new lease agreement covering all or any portion of the Real Estate or extend, renew, modify, amend or terminate the Leases, or consent to any assignment or sublease of the Leases, without the prior written consent of Purchaser.

(d) Seller will not enter into any agreement or contract with respect to the Real Estate, sale, mortgage, pledge, hypothecate or otherwise transfer or dispose of the Real Estate or any interest therein or part thereof, or amend, extend or modify any of the Service Contracts, in each instance without the prior written consent of Purchaser.

(e) Seller shall maintain the current or materially similar insurance coverage on the Real Estate.

(f) Seller shall perform all of its obligations under the Leases and the Service Contracts and shall terminate, effective as of the Closing Date, all management, leasing and sale listing agreements affecting the Real Estate and all service contracts, unless otherwise instructed by Purchaser in writing. Upon written request of Purchaser, Seller agrees to assign the Note and underlying Loan Documents to Purchaser relating to any Real Estate acquired by Seller by deed in lieu of foreclosure.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser, both as of the Effective Date and as of the Closing Date, to Seller’s Knowledge, Seller is not in default of any of its obligations under the Leases or the Service Contracts and no event has occurred which with notice, the passing of time or both, would constitute a default or an event of default under any of the Leases or the Service Contracts.

5. Occurrence of Certain Events Prior to Closing. From the Effective Date of this Agreement until Closing, all risk of loss for the Real Estate shall be borne by Seller. If, on the Closing Date, all or a material portion of a particular Real Estate is the subject of a pending or contemplated taking by eminent domain which has not been consummated or if a particular Real Estate has been totally or materially damaged or destroyed, Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement as to the Real Estate so damaged or condemned and the Purchase Price will be reduced in an amount equal to the Asset Value of the Asset with respect to such terminated Real Estate. If, after receipt of Seller’s notice, as aforesaid, Purchaser does not exercise its option to terminate this Agreement as to the applicable Real Estate, the parties hereto shall remain bound hereunder and Seller shall assign and turn over, and Purchaser shall be entitled to receive and keep, all awards for the taking by eminent domain described in said notice or all insurance proceeds payable as a result of such destruction or damage, and the Purchase Price shall be correspondingly adjusted. For purposes of this Section 5, the phrase “material” shall mean any condemnation, taking or other damage which (i) the cost of repair is greater than ten percent (10%) of the Asset Value of the Asset, (ii) the taking or damage affects more than 25% of the rentable square feet of such Real Estate, or (iii) materially and adversely affects access to or parking on such Real Estate.

(2)

AMENDMENT TO LOAN AND REAL ESTATE SALE AGREEMENT

This AMENDMENT TO LOAN AND REAL ESTATE SALE AGREEMENT, dated as of December 12, 2011 (this “Amendment”), is made by and between Southwest Bancorp, Inc., an Oklahoma corporation (“Seller”), and SW Loan Portfolio Holdings, L.P., a Delaware limited partnership (“Purchaser”).

PRELIMINARY STATEMENTS

A. Seller and Purchaser are party to the Loan and Real Estate Sale Agreement, dated as of December 1, 2011 (the “Agreement”).

B. Seller and Purchaser desire to amend the Agreement as more specifically set forth in this Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Agreement. (a) Schedule A to the Agreement is hereby amended, restated and replaced in its entirety as set forth on Exhibit A to this Amendment.

(b) Schedule B to the Agreement is hereby amended, restated and replaced in its entirety as set forth on Exhibit B to this Amendment.

(c) Schedule RE to the Agreement is hereby amended, restated and replaced in its entirety as set forth on Exhibit C to this Amendment.

(d) The Agreement is hereby amended to include a new Section 6.08, which shall read as follows:

“6.08. Other Actions After Closing. (a) In the event Purchaser purchases the Asset referred to in Item 5 of Schedule 4.01(m) of this Agreement, immediately after Closing Seller shall, at Seller’s expense, provide all funds and documents to permit the issuance of a title policy in the form of the Pro Forma Policy attached hereto as Exhibit D.”

(b) Seller agrees to use commercially reasonable efforts to obtain the signature of the respective brokers identified in those certain termination and release letters, executed by Seller at and dated the Closing, relating to certain listing agreements with such brokers.

(c) Seller agrees to use commercially reasonable efforts to obtain the written consent of [*****] to the assignment by Seller to Purchaser of Seller’s rights and interests in and to that certain [*****] relating to the property securing Loan [*****].

(e) The Agreement is hereby amended to include a new Section 8.08, which shall read as follows:

“8.08. Agricultural Use Exemption Recapture. Following the Closing, if property taxes become assessed, due and payable by Purchaser as a result of the recapture of an agricultural use exemption claimed for one or more of years [*****] with respect to the Real Estate identified as item number three on Schedule RE to this Agreement, Seller shall pay such taxes in an amount up to $[*****] within 15 days following receipt of written invoices evidencing such taxes.

2. Full Force and Effect. Except as specifically provided by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

3. Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one original.

5. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Oklahoma.

6. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, both written and oral between the parties hereto with respect to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto to be effective as of the date first above written.

SOUTHWEST BANCORP, INC.

By:
Name:	Brent Bates
Title:	Senior Vice President

SW LOAN PORTFOLIO HOLDINGS, L.P.

SW Loan Portfolio, L.L.C., a Delaware limited liability company, its general partner

By:
Name:	[*****]
Title:	Vice President

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Schedules and Exhibits to the Loan and Real Estate Sale Agreement.

Schedules:
A	[*****] [*****]
B	Loan Schedule [*****]
4.01(a)	Ownership [*****]
4.01(b)	Liens [*****]
4.01(c)	Enforceability [*****]
4.01(f)	No Defense by Obligors [*****]
4.01(h)	Accuracy of Loan Schedules; Disbursements; Future Advances [*****]
4.01(j)	Loan Collateral [*****]
4.01(k)	Escrow Accounts [*****]
4.01(m)	Loan File [*****]
4.01(o)	Litigation [*****]
4.01(p)	Condemnation [*****]
4.01(q)	Damage to Mortgaged Property [*****]
5.01(a)	Title (Real Estate) [*****]
5.01(b)	Liens (Real Estate [*****]
5.01(c)	Condemnation (Real Estate) [*****]
5.01(d)	Damage to Real Estate [*****]
5.01(e)	Environmental Defects (Real Estate) [*****]
5.01(f)	Litigation (Real Estate) [*****]
RE	Real Estate Schedule [*****]

Exhibits:

A	Form of Assignment and Bill of Sale	[*****]
B	Form of Assignment of Mortgage	[*****]
C	Form of Endorsement	[*****]
D	Form of Notice of Assignment	[*****]
E	Form of [*****] Deed [*****]
F	Form of Deed [*****] [*****]
G	Form of [*****] Deed [*****]

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